CERTIFICATE OF AMENDMENT
TO THE
FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
MACOM Technology Solutions Holdings, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:
1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Fifth Amended and Restated Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware on June 1, 2016.
2. This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.
3. The Fifth Amended and Restated Certificate of Incorporation is hereby amended by adding Article X to read in its entirety as follows:
“ARTICLE X: LIMITATION OF OFFICER LIABILITY
To the fullest extent that the DGCL or any other law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of officers, no officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer. No amendment to, or modification or repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X, shall adversely affect any right or protection of an officer existing hereunder with respect to any act or omission occurring prior to such amendment, modification, repeal or adoption of an inconsistent provision.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 2nd day of March, 2023.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:	/s/Stephen G. Daly
Stephen G. Daly
President and Chief Executive Officer